                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.        [ ]      Confidential, for use of the
[x] Definitive proxy statement.                  Commission only (as permitted
[ ]  Definitive additional materials.            by Rule 14a-6(e)(2)).
[ ]  Soliciting material pursuant to Rule 14a-11(c) or 14a-12.

                                  BIGMAR, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

         [x]      No fee required.
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

1)       Title of each class of securities to which transaction applies:

         ---------------------------------------------------------
2)       Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------
4)       Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------
5)       Total fee paid:

         ---------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         ---------------------------------------------------------
1)       Amount Previously Paid:

         ---------------------------------------------------------
2)       Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------
3)       Filing Party:

         ---------------------------------------------------------
4)       Date Filed:

         ---------------------------------------------------------

                                     [Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 7, 2000

                                   -----------

Dear Stockholder:

         You are cordially invited to attend our 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Bigmar, Inc., a Delaware corporation (the "Company"), at The Cherry Valley Lodge, 2299 Cherry Valley Road, Newark, Ohio on Friday, July 7, 2000 at 3:00 p.m. Eastern Daylight Savings Time. The purposes of this Annual Meeting are:

(1) To elect five directors, each to serve for a term to expire at the annual meeting of stockholders of the Company in the year 2001;

(2) To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 30,000,000.

(3) To ratify the appointment of KPMG LLP as the Company's independent public accountants for fiscal year ending December 31, 2000; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Following the formal meeting, we will review the Company's progress during the last fiscal year and our plans for fiscal year 2000 and answer your questions regarding the Company. Board members and executive officers will also be available to discuss the Company's operations with you.

                                          Yours truly,


                                          John G. Tramontana
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

Dated: June 23, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. (If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.)

                                     [LOGO]

                                   -----------

                            9711 SPORTSMAN CLUB ROAD
                              JOHNSTOWN, OHIO 43031
                            TELEPHONE (740) 966-5800

                                   -----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 7, 2000

-------------------------------------------------------------------------------

INTRODUCTION

         The Board of Directors and management of Bigmar, Inc. ("Bigmar" or the "Company") are requesting your proxy for use at the Annual Meeting of Stockholders to be held on July 7, 2000 (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The expense of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. In addition, proxies may be solicited personally or by telephone, mail or telegram. Officers or employees of the Company may assist with personal or telephone solicitation and will receive no additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's common stock.

OUTSTANDING VOTING SECURITIES AND DATE OF MAILING

         As of May 24, 2000, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, Bigmar had outstanding 8,993,973 shares of common stock, par value $.001 per share ("Common Stock"). Each share is entitled to one vote. Only stockholders of record at the close of business on May 24, 2000 will be entitled to vote at the Annual Meeting. The approximate mailing date of this Proxy Statement and the accompanying proxy card is June 23, 2000.

VOTING PROCEDURES

         Stockholders may vote in person or by proxy at the Annual Meeting.

         Directors will be elected by a plurality of the votes of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Stockholders do not have cumulative voting rights with respect to the election of directors. For all other matters to be voted upon at the meeting, the affirmative vote of holders of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval.

         For purposes of determining the number of shares of Common Stock present in person or represented by proxy on a voting matter, all votes cast "for," "against" or "abstain" are included, as are shares of Common Stock represented by proxy where the authority to vote has been withheld. Stockholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided on the proxy card, withhold the authority to vote for such nominee or nominees. Shares of Common Stock as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

         Broker/dealers who hold their customers' stock in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such stock and may vote such stock on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such stock on other matters, which typically include amendments to the certificate of incorporation of the Company and the approval of stock compensation plans, without specific instructions from the customer who owns such stock. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as "broker non-votes."

         All shares will be voted as specified on each properly executed proxy card. If no choice is specified, the shares will be voted as recommended by the Board of Directors in favor of proposals 1, 2 and 3 and on all other matters that properly come before the Annual Meeting for a vote in the discretion of the person holding proxy unless otherwise specified on the proxy card, unless authority to vote for one or more nominees, or on a proposal, is withheld. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock at May 24, 2000 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group.


                                                                                                SHARES BENEFICIALLY
                                                                                                     OWNED (1)
                                                                                           ------------------------------
IDENTITY OF STOCKHOLDER OR GROUP                                                             NUMBER             PERCENT
--------------------------------------------------------                                   -----------        -----------
Bernard Kramer (2)                                                                             35,000                *
Cynthia R. May (3)                                                                          6,607,805              73.5
Massimo Pedrani                                                                                     0                 0
Philippe Rohrer (4)                                                                            35,000                *
Peter P. Stoelzle  (5)                                                                         85,000                *
John G. Tramontana (6)                                                                      1,285,800              14.3
Jericho II, LLC (7)
13260 Spence Road
Hemlock, Michigan 48626                                                                     6,607,805              73.5
All directors and executive
     officers as a group (6 persons) (8)                                                    8,048,605              89.5

-------------------------------
* Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)      Includes 35,000 shares subject to options.

(3) Includes 6,423,539 shares of Common Stock held by Jericho II, LLC (of which 1,500,000 shares issuable upon exercise of warrants) and 184,266 shares of Common Stock held by GRQ, LLC.

(4)      Includes 35,000 shares subject to options.

(5)      Includes 85,000 shares subject to options.

(6)      Includes 250,000 shares subject to options.

(7) Includes 1,500,000 shares issuable upon exercise of warrants and 184,266 shares of Common Stock held by GRQ, LLC.

(8) Includes 1,905,000 shares directors and executive officers have a right to acquire upon exercise of stock options.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Bigmar's Certificate of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be determined by vote of the Board of Directors or action of stockholders. At the last Annual Meeting of Stockholders, the number was established at five and five directors were elected in accordance with the Company's Bylaws.

         At this year's Annual Meeting, pursuant to resolution of the Board of Directors, five directors will be elected to hold office for one year and until their successors are elected at the next annual meeting and shall have qualified. The board is nominating for re-election its current directors, namely, Bernard Kramer, Cynthia R. May, Massimo Pedrani, Philippe Rohrer and John G. Tramontana. The shares of Common Stock voted by the proxies will be voted for their election unless authority to do so is withheld as provided in the proxy card. All nominees have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board of Directors. Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Proxies solicited by the Board of Directors will be voted for the election of these nominees.

         The names of the director-nominees of the Company, and certain information about them, are set forth below.


              Director             Age                        Recent History
              --------             ---                        --------------

         Bernard Kramer             46  Mr. Kramer has served as Vice President - Marketing and a director of the
                                        Company since April 1996. From January 1988 until April 1996, Mr. Kramer worked at Bioren SA, a wholly-owned subsidiary of the Company, where he was a manager, responsible for quality control and business development of pharmaceutical products.

         Cynthia R. May             48  Ms. May has served as a member of the Board of Directors since June 1999.
                                        Ms. May has been employed by Saginaw Control & Engineering Corp., a private manufacturing company, since 1981, most recently as vice president. Ms. May has been treasurer of Marathon Investments, L.L.C. since 1994, vice president and treasurer of GRQ, L.L.C. since 1995 and the managing member of Jericho
                                        II, L.L.C. since September 1997, each a privately-owned entity involved in investment and financing. Jericho II, L.L.C. is a principal shareholder of the Company.

         Massimo Pedrani            45  Mr. Pedrani was elected to the Board of Directors in June 1998.  Since
                                        January 1997, Mr. Pedrani has been Managing Director of Emmepi-Pharma, a pharmaceutical consulting company involved in chemical, pharmaceutical development and regulatory affairs.  Mr. Pedrani is a member of the American
                                        Association of Pharmaceutical Scientists.

         Philippe J. H. Rohrer      43  Mr. Rohrer was appointed to the Board of Directors in June 1998. In January
                                        1999, he was appointed as Treasurer of the Company. He is Chief Financial
                                        Officer of Bigmar, Inc., Bioren SA and Bigmar Pharmaceuticals SA, both wholly-owned Swiss subsidiaries of Bigmar. He joined Bioren SA in August 1990 as


                                       7

                                        Finance and Administration manager with responsibility for finance, computerization and administration of Bioren.

         John G. Tramontana         54  Mr. Tramontana has served as Chairman of the Board, President and Chief
                                        Executive Officer of the Company since its inception in September 1995.  From
                                        November 1989 to March 1996, Mr. Tramontana was the chief operating officer and a director of Chemholding, a holding company for five pharmaceutical companies involved in the development, manufacture, and commercialization of active pharmaceutical ingredients and finished pharmaceutical products.  In
                                        May 1997, Mr. Tramontana purchased from Chemholding, which was a principal stockholder in Bigmar, all of its stock in the Company.


COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive $500 per meeting attended as a director. Committee members receive $500 per committee meeting attended. In addition, all directors are reimbursed for their reasonable out-of-pocket expenses in connection with attending meetings of the Board or any committee thereof. The Board of Directors met six times in 1999. Each Director attended at least 75% of the meetings. The directors waived their fees and out-of-pocket expense reimbursements for the meetings held in fiscal 1999.

DIRECTOR OPTION PLAN

         The Board of Directors has adopted a director stock option plan ("Director Option Plan") pursuant to which directors who are not otherwise affiliated with the Company (such as employees or consultants of the Company, or an affiliate thereof) will receive options to purchase Common Stock. The purpose of the Director Option Plan is to promote the overall financial objectives of the Company and its stockholders by motivating directors to achieve long-term growth in stockholder equity in the Company, to further align the interest of the directors with those of the Company's stockholders and to recruit and retain the association of these directors. The Director Option Plan provides for the award of up to an aggregate of 50,000 shares of Common Stock and will be administered by the Compensation and Stock Option Committee.

         The Director Option Plan provides for (i) the grant of an option to purchase 3,000 shares of Common Stock to each director who was not an employee or consultant of the Company and (ii) the grant of an option to purchase 1,500 shares of Common Stock on the date of each regular annual stockholder meeting to each participant who either is continuing as a director subsequent to the meeting or who is elected at such meeting to serve as a director. Options granted under the Director Option Plan must provide for the purchase of shares of Common Stock at an exercise price of not less than the fair market value of the Common Stock on the date of grant. No option under the plan may be exercisable 10 years after its date of grant. Options granted under the Director Option Plan will not be transferable by the optionee other than by will, by the laws of descent and distribution or as required by law.

         During the fiscal year ended December 31, 1999, no options were issued under the Director Option Plan.

BOARD COMMITTEES

         The Company has established an Executive Committee, a Compensation and Stock Option Committee, and an Audit Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. The members of the Executive Committee during 1999 were Cynthia R. May, John G. Tramontana and Bernard Kramer. The members of the Executive Committee did not meet or take written action in such capacity during 1999.

         The Compensation and Stock Option Committee makes recommendations to the Board of Directors concerning compensation, including incentive arrangements, of the Company's officers and key employees and others and administers the Company's option plans The members of the Compensation and Stock Option Committee during 1999 were Cynthia R. May, Massimo Pedrani, Bernard Kramer. Members of the Compensation and Stock Option Committee did not meet in such capacity during 1999, but took action in writing on one occasion.

         The Audit Committee (1) reviews the accounting and financial reporting practices of the Company and the adequacy of its system of internal controls,
(2) reviews the scope and results of any outside audit of the Company, and (3) makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The members of the Audit Committee during 1999 were Massimo Pedrani, Cynthia R. May and Bernard Kramer. The Audit Committee did not meet but took action in writing on one occasion during 1999.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during fiscal 1999 all filing requirements were timely met.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

         The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") did not meet during fiscal 1999, but acted by unanimous written consent on one occasion.

         The objective of the Compensation Committee is to create compensation packages to attract and retain executives who can bring the experience and skills to the Company necessary for the development of the Company and its products. The Compensation Committee accomplishes this object by utilizing salary as the base compensation and stock options to promote long-term incentives. As the Company grows, other forms of annual and long-term compensation arrangements may be developed to provide appropriate incentives and to reward specific accomplishments.

         In determining base salaries, the Compensation Committee examines, among other factors, the executive's performance, degree of responsibility and experience, as well as general employment conditions and economic factors. Specific weights are not assigned to any of the factors employed by the Compensation Committee.

         The Compensation Committee also uses stock options to provide long-term incentive compensation to the Company's employees, including executive officers, enabling them to benefit, along with all stockholders, if the market price for Common Stock rises. The Compensation Committee believes that the use of stock options ties employee interests to those of the Company's stockholders through stock ownership and potential stock ownership, while also providing the Company with a means of compensating employees using a method which enables the Company to conserve its available cash for operations and product development. Decisions of the Compensation Committee as to option grants are based, in large measure, upon a review of such factors as the executive's level of responsibility, other compensation, accomplishments and goals, as well as recommendations and evaluations of the executive's performance. Determinations are made subjectively without giving weight to specific factors.

         The salary of John G. Tramontana, the Company's President and Chief Executive Officer has remained unchanged since the Company's initial public offering.

         Section 162(m) of the Internal Revenue Code places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer. The Company intends to satisfy the requirements of
Section 162(m) should the need arise.

Respectfully submitted,

Cynthia R. May
Bernard Kramer
Massimo Pedrani

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1998 the Company effected several transactions with Jericho II, L.L.C. ("Jericho") involving securities of the Company. See "Changes in Control." John G. Tramontana owns a 50% interest in Jericho, and Cynthia R. May has sole voting and investment power over shares of the Company's Common Stock owned by Jericho.

         In December 1998, pursuant to promissory notes the Company borrowed the aggregate amount of $185,000 from Jericho. The principal sum, together with interest at the prime rate, was repaid in full in February 1999. Also, in December 1998, the Company borrowed $100,000 from GRQ. L.L.C., an affiliate of Cynthia R. May, which sum together with interest at the prime rate was repaid in full in March 1999.

         In December 1996, the Company entered into a lease agreement with Jtech Laboratories, Inc. ("JTech"). The lease commenced on the completion of construction of an approximately 8,600 square foot office and laboratory facility. The lease is at a rental of approximately $120,000 per annum. Mr. Tramontana is the President and a director of JTech.

         Pursuant to the terms of the $4.0 million Note Purchase, Paying and Conversion Agency Agreement ("NPPCAA") with Banca del Gottardo (the "Bank"), the Bank, at its option, may appoint two members of its choice to the Company's Board of Directors. As of April 24, 2000 the Bank has not exercised its option to appoint board members.

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and the other most highly compensated executive officers whose annual compensation exceeded $100,000 for the year ended December 31, 1999:


-------------------------------    ----   ------------  ----------   -----------------     --------------     --------------
                                                      ANNUAL COMPENSATION                   LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
-------------------------------    ----   ------------  ----------   -----------------     --------------     --------------
NAME AND PRINCIPAL POSITION        YEAR   SALARY ($)    BONUS ($)      OTHER ANNUAL         SECURITIES          ALL OTHER
                                                                     COMPENSATION ($)       UNDERLYING        COMPENSATION
                                                                                           OPTIONS/SARS          ($)(1)
                                                                                              (#)(2)
-------------------------------    ----   ------------  ----------   -----------------     --------------     --------------
John G. Tramontana                 1999       200,000          -0-                 -0-                -0-          7,093
Chairman of the Board of           1998       200,000          -0-                 -0-                -0-          6,000
Directors, President, and          1997       200,000       50,000                 -0-            125,000          6,000
Chief Executive Officer                                                                           125,000

-------------------------------    ----   ------------  ----------   -----------------     --------------     --------------
Peter P. Stoelzle (3)              1999       140,000          -0-                 -0-                -0-          3,000
Executive Vice President           1998       140,000          -0-                 -0-                -0-          3,000
                                   1997       140,000          -0-                 -0-             10,000          3,000
                                                                                                   75,000
-------------------------------    ----   ------------  ----------   -----------------     --------------     --------------

(1)      Amounts relate to annual auto allowance.
(2) Shares of common stock underlying options issued pursuant to the 1997 Stock Option Plan.
(3)      Mr. Stoelzle's employment with the Company was terminated in December
         1999.

         No options or stock appreciation rights were granted during the fiscal year ended December 31, 1999.

FISCAL 1999 OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

         No options were exercised during the fiscal year ended December 31, 1999. The Company has no outstanding stock appreciation rights. The following table lists the value of unexercised options and stock appreciation rights for the named executive officers as of December 31, 1999.


                                    NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT
                                   UNEXERCISED OPTIONS AT FY-END (#)                             FY-END ($)
                               ------------------------------------------     -----------------------------------------------
NAME                              EXERCISABLE           UNEXERCISABLE           EXERCISABLE              UNEXERCISABLE

-----------------------         ---------------       -----------------        --------------          ------------------
John G. Tramontana                     250,000(1)                   0                     0                           0

Peter P. Stoelzle(3)                    85,000(2)                   0                     0                          00

(1) Includes 125,000 stock options originally granted under the 1996 Stock Option Plan repriced under the 1997 Stock Option Plan and 125,000 new stock options granted under the 1997 Stock Option Plan.
(2) Includes 75,000 stock options originally granted under the 1996 Stock Option Plan repriced under the 1997 Stock Option Plan and 10,000 new stock options granted under the 1997 Stock Option Plan.
(3)      Mr. Stoelzle's employment with the Company was terminated in December
         1999.

EMPLOYMENT AGREEMENTS

         In April 1996, the Company entered into an employment agreement with Mr. Tramontana to serve as the Company's President and Chief Executive Officer. The employment agreement is for a five-year term commencing June 19, 1996 and is subject to automatic annual renewal unless earlier terminated. Pursuant to the terms of this employment agreement, Mr. Tramontana is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Tramontana's initial base salary was $200,000 subject to annual cost of living increases at the discretion of the Company's Board of Directors. Mr. Tramontana's based salary for fiscal 2000 has been set at $200,000. In addition to his base salary, Mr. Tramontana is entitled to receive an annual bonus, at the discretion of the Board of Directors, provided such bonus is equal to at least 25% of his base salary. For 1998 and 1999, Mr. Tramontana agreed to waive the minimum bonus of 25% of his base salary.

         Mr. Tramontana's employment agreement provides that the Company is required to provide Mr. Tramontana with an automobile allowance of $6,000 per annum and the Company is required to obtain life insurance coverage on the life and for the benefit of Mr. Tramontana in an amount equal to $500,000, assuming he is insurable. Mr. Tramontana also has the right to participate in all benefit plans afforded or which may be afforded to other executive officers during the term of the agreement including, without limitation, group insurance, health, hospital, dental, major medical, life and disability insurance, stock option plans and other similar fringe benefits. If Mr. Tramontana dies or is unable to perform his duties on account of illness or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the end of the month during which the termination of employment occurred plus three additional months of base salary in the event of death and six additional months of base salary in the event of illness or other incapacity.

         The agreement further provides that if the Company terminates Mr. Tramontana's employment for cause or if Mr. Tramontana voluntarily leaves the employment of the Company, Mr. Tramontana shall receive his salary through the end of the month in which the termination occurred. If Mr. Tramontana's employment is terminated by the Company without cause, Mr. Tramontana shall receive from the Company the base salary which would otherwise be due to the end of the month during which the termination of employment occurred plus four additional months. Mr. Tramontana's employment agreement contains certain confidentiality and non-competition provisions. The Company has obtained $2,000,000 of key-person life insurance for the benefit of the Company on the life of Mr. Tramontana.

CHANGES IN CONTROL

         In May 1998, in consideration of a guarantee of an increased line of credit from a commercial institution, the Company delivered to Jericho II, LLC ("Jericho") warrants to purchase 1,000,000 shares of convertible preferred stock (the "Preferred Stock") at a price per share equal to $2.5625 and having a term of 10 years (the "Warrants"). The Preferred Stock is convertible to Common Stock on a one-to-one basis, subject to adjustment to reflect dilutive issuances of equity securities by the Company and stock splits, dividends, combinations and similar events. The Preferred Stock is entitled to five votes per share and votes together with the Common Stock in addition to having certain special approval rights. The Preferred Stock has a liquidation preference equal to the purchase price per share. The Warrants include a net exercise clause (to permit the conversion of the Warrants into shares having a fair market value equal to the spread between the exercise price and the then fair market value) and the shares issuable on exercise shall be entitled to piggyback registration rights, subject to certain restrictions.

         Jericho holds other warrants to purchase up to 500,000 shares of the Company's Common Stock.

         In October 1998, Jericho acquired 3,692,308 shares of newly issued Common Stock for a purchase price of $6,000,000.

         In January 1999, pursuant to a Debt Repayment Agreement, 1,231,231 shares of Common Stock were transferred to Jericho from John G. Tramontana in satisfaction of debt incurred by a third party holder of the Company's Common Stock. Mr. Tramontana, Chairman of the Board, President and Chief Executive Officer of the Company, has a 50% ownership interest in Jericho. Cynthia R. May, a director of the Company, is the managing member of Jericho and as such, has sole voting and investment power over shares of the Company's Common Stock owned by Jericho.

                   PROPOSAL NO. 2: AMENDMENT TO THE COMPANY'S
        CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK
                          FROM 15,000,000 TO 30,000,000

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), currently authorizes the Company to issue 15,000,000 shares of Common Stock, par value $.001 per share. The Board of Directors has approved, subject to stockholder ratification, an amendment to the Paragraph labeled "Fourth" of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 30,000,000 shares. The text of the current Paragraph labeled "Fourth" and the text of the proposed amendment to the Company's Certificate of Incorporation are attached to this Proxy Statement as Exhibit A. No other provision of the Certificate of Incorporation will be changed by the proposed amendment.

         The affirmative vote of a majority of the outstanding Common Stock is required for the approval of the amendment to the Company's Certificate of Incorporation. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

           PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Audit Committee of the Board of Directors has recommended the appointment of KPMG LLP ("KPMG") as the Company's independent public accountants for the fiscal year ending December 31, 2000. KPMG has been the independent accounting firm for the Company since August 1997. The affirmative vote of holders of a majority of common shares present at the meeting is required for ratification. If ratification is not obtained, the Board intends to reconsider its selection.

         Representatives of KPMG are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by stockholders.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters which will be presented for action at the Annual Meeting. If any other matter requiring a vote of shareholders properly come before the Annual Meeting or any adjournment, the persons authorized under proxies will vote according to their best judgment in light of circumstances then prevailing.

                              STOCKHOLDER PROPOSALS

         Stockholders who desire to have proposals included in the Company's proxy materials for the annual meeting of stockholders of the Company to be held in 2001 must submit their proposals in writing to the Company, Attention:
Secretary, at its offices on or before February 9, 2001. Such proposals must comply with all applicable regulations of the Securities and

Exchange Commission. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting, he must timely give notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for the 2001 Annual Meeting, such notice must be delivered to or mailed to and received by the Company no later than 5:00 p.m. local time on April 27, 2001.

                                  ANNUAL REPORT

         Bigmar's Annual Report on Form 10-K containing audited financial statements for the year ended December 31, 1999 is being mailed to all shareholders of record with these proxy materials.


By Order of the Board of Directors

PHILIPPE ROHRER
SECRETARY

June 23, 2000

                                    Exhibit A

                              RESTATED AND AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  BIGMAR, INC.
                            (A Delaware corporation)

                Duly adopted pursuant to Sections 242 and 245 of
                      the Delaware General Corporation Code


         BIGMAR, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify as follows:

         By written consent of the Board of Directors a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law, setting forth a Restated and Amended Certificate of Incorporation of the Corporation and declaring said Restated Certificate of Incorporation advisable. All of the stockholders of the corporation duly approved said proposed Restated and Amended Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law. The resolution setting forth the Restated and Amended Certificate of Incorporation is as follows:

         RESOLVED: That the Certificate of Incorporation of Bigmar, Inc., which was originally filed with the Secretary of State of the State of Delaware on September 28, 1995, be and hereby is amended and restated in its entirety so that the same shall read as follows:

         FIRST: The name of the Corporation is: Bigmar, Inc. (hereinafter referred to as the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805 ( New Castle County). The name of its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty million (20,000,000), consisting of the following classes: (i) fifteen million (15,000,000) shares of common stock, par value $.001; and (ii) five million (5,000,000) shares of preferred stock, $.001 par value.

         (a) Preferred Stock. The Board of Directors of the Corporation is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance, from time to time in one or more series, of any number of shares of Preferred

Stock, and by filing a certificate of designations pursuant to Section 151 of the General Corporation Law, to establish the number of shares to be included in each series of Preferred Stock and to fix the powers, designations, preferences, relative rights, qualifications and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, a determination of the following:

         (a) The number of shares of Preferred Stock constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of Preferred Stock of that series, whether dividends shall be cumulative, and if so, from which date or dates, and whether they shall be payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of the capital stock of the Corporation;

         (c) Whether that series shall have any voting rights in addition to those provided by law, and if so, the terms of such additional voting rights;

         (d) Whether that series shall have conversion or exchange privileges, and if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all of the shares are to be redeemed, the date or dates upon or after which they shall be redeemable and the type and amount of consideration payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall be entitled to the benefits of a sinking fund to be applied to the purchase or redemption of shares of that series, and if so, the terms and amount of such sinking fund;

         (g) The right of shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase or redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation;

         (h) The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of capital stock; and

         (i) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

         (b) Common Stock.

               1. Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

               2. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive any and all assets of the Corporation remaining to be paid or distributed.

               3. Except as otherwise provided by statute or by any express provision of this Certificate, all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share of Common Stock for the election of directors and upon all other matters.

         (c) All Stock. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

         (d) Stock Split. Effective at the close of business on the date that this Restated and Amended Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, and without further action on the part of the Corporation or the holders of its outstanding common stock immediately prior thereto (the "Outstanding Common"), each share of Outstanding Common shall be automatically converted into the quotient of 1 divided by
2.105263 shares of Common Stock. No fractional shares shall be issued in connection with the foregoing reclassification and, in lieu thereof, the Company shall round all shares of Common Stock to the nearest whole number. Effective at the close of business on such date, each certificate representing shares of Outstanding Common shall be deemed to represent the quotient of 1 divided by
2.105263 shares of Common Stock. As promptly as practicable thereafter, the Corporation, upon delivery and surrender of existing certificates representing shares of the Outstanding Common By the holders thereof, which certificates, if the Board of Directors of the Corporation so requests, shall be duly endorsed to the Corporation in blank or accompanied by proper instruments of transfer to the Corporation (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), shall issue and deliver or cause to be delivered to each such holder a certificate or certificates representing the quotient of 1 divided by 2.105263 shares of Common Stock. No dividend or other distributions, if any, that are declared by the Board of Directors after the close of business on the aforementioned date of filing with respect to the Common Stock shall be paid to the holders of Outstanding Common until such holders shall have delivered and surrendered their certificates representing shares of Outstanding Common pursuant to this paragraph.

         FIFTH: (a) The number of directors of the Corporation which shall constitute the whole Board of Directors of the Corporation shall be such as from time to time may be fixed by or in the manner provided in the By-laws, but in no case shall the number of directors be less than one. Except as may otherwise be required by law, vacancies in the Board of Directors of the Corporation and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

         (b) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. In furtherance of the powers conferred by statute and by law, the Board of Directors shall have the power to adopt, alter, amend or repeal the By-laws of the Corporation, without any action on the part of the Corporation's stockholders.

         SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit; it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the fullest extent permitted by
Section 102(b)(7) of the General Corporation Law, as amended from time to time.

         SEVENTH: The Corporation shall indemnify and advance expenses to the fullest extend permitted by Section 145 of the General Corporation Law, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such person. Any expenses (including attorneys' fees) incurred by each person who is or was a director or officer of the Corporation, and the heirs, executors and administrators of such person, in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation; provided, however, that if the General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this

Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation maybe kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         TENTH: The Corporation reserves the right to amend, alter, changeor repeal any provision contained in this Restated and Amended Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and power conferred herein upon directors, stockholders and officers are granted subject to this reserved power.

         ELEVENTH: The Board of Directors is authorized to make, alter, amend, change, add to or repeal the Corporation's by-laws at any regular or special meeting of the Board of Directors.

         IN WITNESS WHEREOF, the undersigned has executed this Restated and Amended Certificate of Incorporation as of this 11th day of April, 1996.

                                                 /s/ John G. Tramontana
                                         --------------------------------
                                         John G. Tramontana
                                         President

ATTEST:


        /s/ Michael K. Medors
-------------------------------
Name:  Michael K. Medors
Title: Treasurer & Secretary

Proposed amendment:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty five million (35,000,000), consisting of the following classes: (i) thirty million (30,000,000) shares of common stock, par value $.001; and (ii) five million (5,000,000) shares of preferred stock, $.001 par value.

                                  BIGMAR, INC.
                                      PROXY
                       2000 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Cynthia R. May and John G. Tramontana, and each or either of them, as Proxies, with full power of substitution, to represent and to vote, as designated below, all shares of Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bigmar, Inc. to be held on July 7, 2000, or any adjournment thereof, hereby revoking any proxy previously given.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 2 and 3.

           (Continued and to be dated and signed on the reverse side.)

                                               Bigmar, Inc.
                                               [Mailing address]

-------------------------------------------------------------------------------

1.       ELECTION OF DIRECTORS
         for terms expiring in the year 2001

         FOR all nominees listed below (except as marked to the contrary below [ ]

WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

Nominees: Cynthia R. May, Bernard Kramer, Massimo Pedrani, Philippe J. H. Rohrer and John G. Tramontana.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" box and write the nominee's name on the exceptions line below.) Exceptions_____________________________________________

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED COMMON SHARES FROM 15,000,000 TO 30,000,000 SHARES.

         FOR [ ]  AGAINST [ ] ABSTAIN [ ]

3.       PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF KPMG LLP

         FOR [ ]  AGAINST [ ] ABSTAIN [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set forth in the Notice and Proxy Statement relating to this meeting, receipt of which is hereby acknowledged.

                                                Change of Address and
                                                or Comments Mark Here     [ ]

                                    Please sign exactly as name appears to the left. Where shares are held by more than one owner, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated:___________________________, 2000

                                    _______________________________________
                                    Signature

                                    Votes must be indicated in Black or Blue ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)